                                                                      EXHIBIT 21


                            Parents and Subsidiaries


         There are no parents of the Corporation. There is no subsidiary for which separate financial statements are filed. The following list includes the Corporation and its subsidiaries, all of which are included, in the consolidated financial statements.

                                                 State or                                Percentage of
                                                Country of                            Voting Securities
Name                                           Incorporation                       Owned by the Corporation
----                                           -------------                       ------------------------
Oneida Ltd.                                      New York                                    -

Buffalo China, Inc.                              New York                                   100

Delco International, Ltd.                        New York                                   100

Encore Promotions, Inc.                          New York                                   100

Kenwood Silver Company, Inc.                     New York                                   100

Oneida Australia Pty Ltd.                        Australia                                  100

Oneida Canada, Limited                           Canada                                     100

Oneida International, Inc.                       Delaware                                    97

Oneida Mexicana, S.A. de C.V.                    Mexico                                     100

Oneida, S.A. de C.V.                             Mexico                                     100

Oneida U.K. Limited                              England                                    100

Sakura, Inc.                                     New York                                   100

THC Systems, Inc.                                New York                                   100